UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): May 19, 2004

3D Systems Corporation

(Exact name of the registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26081 Avenue Hall

Valencia, California 91355

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (661) 295-5600

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On May 19, 2004, 3D Systems Corporation (the “Company”) held its 2004 Annual Meeting of Stockholders, at which the Company’s stockholders considered and voted on various proposals described in the Company’s definitive proxy statement for the Annual Meeting.  The stockholders approved all of the proposals brought before the Annual Meeting and elected the Company’s nominees for director, as described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2004	3D Systems Corporation

	By:	/s/ Robert M. Grace, Jr.
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 21, 2004, announcing the approval of all proposals at the 3D Systems 2004 annual meeting of stockholders.